                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
           SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2)
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           WESTMORELAND COAL COMPANY
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| $125 per Exchange Act Rules 0-11(c)(1)(ii), WP-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
|_| $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amounts Previously Paid:


2)       Form, Schedule or Registration Statement No.:

3)       Filing Party:

4)       Date Filed:

                           WESTMORELAND COAL COMPANY
                        14TH FLOOR--HOLLY SUGAR BUILDING
                             2 NORTH CASCADE AVENUE
                        COLORADO SPRINGS, COLORADO 80903

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

     The annual meeting of shareholders of Westmoreland Coal Company will be held at The Antlers Doubletree Hotel, Summit 3 Ballroom, 4 South Cascade Avenue, Colorado Springs, Colorado, on Wednesday, June 12, 1996 at 10:00 a.m. Mountain Daylight Time, to:

          1. Elect a Board of Directors for the ensuing year;

          2. Approve adoption of the 1996 Directors' Stock Option Plan; and

          3. Transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 17, 1996 will be entitled to notice of and to vote at the meeting. The proxy statement which follows contains more detailed information as to the actions proposed to be taken.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON.

                                          Theodore E. Worcester
                                          Corporate Secretary

April 26, 1996

                           WESTMORELAND COAL COMPANY
                        14TH FLOOR--HOLLY SUGAR BUILDING
                             2 NORTH CASCADE AVENUE
                        COLORADO SPRINGS, COLORADO 80903

                                                                  April 26, 1996

                                PROXY STATEMENT

GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of Westmoreland Coal Company ('Company') for use at the annual meeting of shareholders to be held on June 12, 1996. The proxy may be revoked by a shareholder at any time before its exercise by written notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the meeting. The expense of this solicitation will be paid by the Company. Some officers and regular employees may solicit proxies personally and by telephone. This proxy statement and the enclosed proxy were first sent to shareholders of the Company on or about April 26, 1996.

     Shareholders of record at the close of business on April 17, 1996 ('record date') will be entitled to vote at the meeting. On the record date, the Company had outstanding 6,965,328 shares of common stock with a par value of $2.50 each and 2,300,000 depositary shares (each of which represents one quarter of a share of Series A convertible exchangeable preferred stock with a par value of $1.00 each). The common stock and the depositary shares constitute all of the Company's voting securities. Each outstanding share will entitle the holder to one vote on all business of the meeting.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the Company entitled to vote at the meeting will constitute a quorum. Directors are elected by the affirmative vote of a plurality of the votes of the shares present in person or by proxy at the meeting. In all other matters, the affirmative vote of a majority of the shares present in person or by proxy at the meeting is required for approval.

     A shareholder may, with respect to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee(s) with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees.

     A shareholder may, with respect to the proposal to adopt the 1996 Directors' Stock Option Plan (i) vote for approval, (ii) vote against approval or (iii) abstain from voting on the proposal. An abstention from voting on the proposal has the effect of a vote against adoption of the proposal. In the absence of a specific direction from the shareholder, proxies will be voted for the adoption of the proposal.

     If a proxy indicates that all or a portion of the votes represented by the proxy are not being voted with respect to a particular matter (a 'broker nonvote'), that broker nonvote will have no effect on the outcome of the vote. However, broker nonvotes and abstentions are counted for the purpose of determining the presence of a quorum.

SHARE OWNERSHIP

     Except as set forth in the following table, no person or entity known to the Company beneficially owned more than 5% of the Company's voting securities as of December 31, 1995:

                                                        NUMBER OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                                 ---------------------------------------------------------------------
NAME AND ADDRESS OF                                COMMON        PERCENTAGE OF      DEPOSITARY       PERCENTAGE OF
BENEFICIAL OWNER                                   STOCK         COMMON STOCK         SHARES       DEPOSITARY SHARES
- ----------------------------------------------------------------------------------------------------------------------
Penn Virginia Equities Corporation                1,754,411(2)        25.2%
One Radnor Corporate Center
Suite 200
100 Matsonford Road
Philadelphia, PA 19087

Riverside Capital Advisers, Inc.                                                       685,500(3)            29.8%
2320 Northeast 9th Street
Suite 300
Fort Lauderdale, FL 33304

The Killen Group, Inc.                              922,558(4)        13.3%
1189 Lancaster Avenue
Berwyn, PA 19312

Alvin Hoffman                                                                          187,700(5)             8.2%
c/o Makefield Securities Corp.
6699 NW 2nd Ave. Unit 416
Boca Raton, FL 33487

(1) Based on information as of December 31, 1995 contained in filings made with the Securities and Exchange Commission ('Commission') or furnished to the Company by the respective shareholders. Except as indicated below, the Company is informed that the respective beneficial owners have sole voting power and sole investment power with respect to the shares shown opposite their names.

(2) Penn Virginia Equities Corporation is a wholly-owned subsidiary of Penn Virginia Corporation ('Penn Virginia'). Lennox K. Black, who will not stand for reelection as a director of the Company, is Chairman of the Board and Chief Executive Officer of Penn Virginia. (See 'Transactions with Other Companies' below.)

(3) Riverside Capital Advisers, Inc. ('Riverside') reported that at December 31, 1995, it was deemed to own 685,500 depositary shares as a result of its having sole voting power and sole dispositive power over such shares held in thirteen customer accounts for which it provides investment advice. The
     Schedule 13G filed by Riverside assumed that 1.708 shares of common stock are issuable upon conversion of each depositary share.

(4) According to its Schedule 13G dated February 14, 1996 and filed with the Securities and Exchange Commission, The Killen Group, Inc. ('The Killen Group'), a registered investment advisor, reported that at December 31, 1995, it was deemed to beneficially own 922,558 shares of common stock as a result of its having sole voting power over 494,400 shares and sole dispositive power over 922,558 shares purchased on behalf of clients of The Killen Group. In addition, Robert E. Killen, the President and sole shareholder of The Killen Group, reported on the Schedule 13G dated February 14, 1996 that he owns 35,000 shares of common stock as a personal investment.

(5) Mr. Hoffman, a registered representative associated with Makefield Securities Corp., reported on Schedules 13D dated May 4, 1995 and July 15, 1995 which he filed with the Securities and Exchange Commission, that he was deemed to beneficially own 187,700 depositary shares, consisting of 57,600 shares that he holds as a personal investment and 130,100 shares that he holds on behalf of clients in discretionary accounts. Mr. Hoffman has sole dispositive power, but no voting power with respect to the 130,100 depositary shares.

     The following table sets forth information as of February 29, 1996 concerning stock ownership of individual directors and named executive officers, and of the executive officers and directors of the Company as a group:

                                                        NUMBER OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP (1)
NAME OF DIRECTORS,                                      --------------------------------------------------------
NAMED EXECUTIVE OFFICERS                                                         PERCENTAGE OF            DEPOSITARY
AND PERSONS AS A GROUP                                    COMMON STOCK           COMMON STOCK (2)         SHARES (2)
- ------------------------------------------------------  ----------------         -----------------------  -------------
Lennox K. Black                                         1,758,911(3)(7)           25.3%                   --
Brenton S. Halsey                                           9,693(7)(9)           --                      --
Pemberton Hutchinson                                        3,100(7)              --                      3,200
William R. Klaus                                            7,837(7)(9)           --                      --
E. B. Leisenring, Jr.                                      41,662(7)              --                      --
Thomas W. Ostrander                                         2,181                 --                      --
James W. Sight                                            120,000                  1.7%                   --
Christopher K. Seglem                                      82,243(4)(6)            1.2%                   239(5)
Edwin E. Tuttle                                            18,773(7)              --                      --
Ronald W. Stucki                                           26,172(4)(6)           --                      200(5)
Robert J. Jaeger                                           --                     --                      --
Theodore E. Worcester                                      28,310(4)(6)           --                      --
R. Page Henley                                             36,600(4)(6)(8)        --                      --
Matthew S. Sakurada                                         5,788(4)(6)           --                      --
Directors and Executive Officers
of the Company as a Group                               2,141,270(4)(6)(7)(8)(9)  30.7%                  3,639

(1) This information is based on information furnished to the Company by individual directors and executive officers. Except as indicated below, the Company is informed that the respective beneficial owners have sole voting power and sole dispositive power with respect to the shares opposite their names.

(2) Percentages represent the percentage owned of the Company's common stock. Percentages of less than 1% are not reflected. No individual or group presented in the table held as much as 1% of the Company's depositary shares.

(3) Principally represents beneficial ownership by Penn Virginia Equities Corporation, a wholly-owned subsidiary of Penn Virginia, of 1,754,411 shares, of which Mr. Black disclaims beneficial ownership in his individual capacity. This presentation is made solely because Mr. Black is also Penn Virginia's Chairman of the Board and Chief Executive Officer.

(4) Includes shares held by Mellon Bank as Trustee of the Westmoreland Coal Company and Affiliated Companies Employees' Savings/Retirement Plan vested as follows: Mr. Seglem-5,046, Mr. Stucki-172, Mr. Henley--5,544, Mr. Worcester-2,310 and Mr. Sakurada-2,407; shares vested in the directors and executive officers as a group totaled 15,479.

(5) Represents shares held by Mellon Bank as Trustee of the Westmoreland Coal Company and Affiliated Companies Employees' Savings/Retirement Plan. Shares vested in the directors and executive officers as a group totaled 439.

(6) Includes shares which may be purchased under the 1982 and 1985 Westmoreland Incentive Stock Option and Stock Appreciation Rights Plans as follows: Mr. Seglem-77,197, Mr. Stucki-26,000, Mr. Henley-26,046, Mr. Worcester-26,000,
     and Mr. Sakurada-3,371; shares which may be purchased under these Plans for the group as a whole totaled 158,614.

(7) Includes shares which may be purchased under the 1991 Non-Qualified Stock Option Plan for Non-Employee Directors as follows: Messrs. Halsey, Klaus, Leisenring and Tuttle-6,000 each; Mr. Black-4,500; Mr. Hutchinson-1,500; in total, 30,000.

(8) Includes 5,000 shares of restricted common stock granted to Mr. Henley under the Westmoreland Coal Company 1995 Long-Term Incentive Stock Plan.

(9) Includes shares held under the Westmoreland Directors' Deferred Compensation Plan as follows: Mr. Halsey-2,153 and Mr. Klaus-1,837; 3,990 in total, which may not be voted.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

     The six persons named in the following table, all of whom are now directors of the Company, have been designated as nominees for election to the Board for a one-year term. All of these directors were elected by the shareholders of the Company except Messrs. Ostrander and Sight, who were elected by the Board in July, 1995. The persons named in the proxy, who shall be appointed by shareholders as their agents to vote their shares of stock, intend to vote for the election of these nominees. Each nominee has consented to being named and to serve if elected. If any should decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall have been designated by the Board of Directors. The Company has no reason to believe that any nominee will decline or be unable to serve.

     As in the coming year two of the current nominees will be of the retirement age set in the Board's earlier policy statement, the Board has begun a search for their replacements. It is the intention to add two or three new members to the Board, as they are identified, in the coming year (resulting in a temporary increase in the total number of directors), in order to allow for an appropriate transition period, and so that the Company can have the benefit of contributions from the new directors with respect to its planning and implementation for the future. See also 'Election of Two Directors by Preferred Stockholders,' following.


                                                                                  DIRECTOR OF
                             BUSINESS EXPERIENCE DURING PAST                      THE COMPANY          COMMITTEE
           NAME              FIVE YEARS AND OTHER DIRECTORSHIPS        AGE        SINCE                MEMBERSHIPS (1)
- ------------------------------------------------------------------------------------------------------------------------
Pemberton Hutchinson (2)     Chairman of the Board of the Company      65            1977                 Executive
                             (since January 1992); Chief
                             Executive Officer (January 1989
                             through June 1993); President of the
                             Company (June 1981 through June
                             1992)
                             Director of Mellon Bank Corporation,
                             Teleflex, Incorporated and The Pep
                             Boys

William R. Klaus             Partner, Pepper, Hamilton & Scheetz,      70(3)         1973                 Executive;
                             attorneys                                                                    Compensation and
                                                                                                          Benefits; Audit;
                                                                                                          Independent
                                                                                                          Directors

Christopher K. Seglem (2)    Chief Executive Officer of the            49            1992                 Executive
                             Company (since June 1993); President
                             of the Company (since June 1992);
                             Chief Operating Officer of the
                             Company (June 1992 through June
                             1993); Executive Vice President of
                             the Company (December 1990 through
                             June 1992)

Edwin E. Tuttle              Director of CoreStates Bank, N.A.         69            1978                 Executive; Audit;
                             and General Accident Insurance                                               Independent
                             Company of America                                                           Directors

James W. Sight               Director of United Recycling              40(4)         July 1995            Independent
                             Industries (1995)                                                            Directors (5)
                             Director of U.S. Home Corp. (1993)
                             Private Investor


                                                                                  DIRECTOR OF
                             BUSINESS EXPERIENCE DURING PAST                      THE COMPANY          COMMITTEE
           NAME              FIVE YEARS AND OTHER DIRECTORSHIPS        AGE        SINCE                MEMBERSHIPS (1)
- ------------------------------------------------------------------------------------------------------------------------
Thomas W. Ostrander          Managing Director, Salomon Brothers       45         July 1995               Independent
                             Inc, investment banking firm (since                                          Directors (5)
                             1989)
                             Works with a variety of domestic and
                             international corporations providing
                             services in the area of capital
                             formation, corporate strategy,
                             mergers and acquisitions and other
                             corporate and financial strategy
                             matters.

- -------------------
(1)  See 'Information about the Board and Committees' following.

(2) Although reported in the Company's 1994 Annual Report and Form 10-K, the Securities and Exchange Commission's proxy rules also require a description of any bankruptcy petition filed during the past five years with respect to a corporation of which a director nominee was an executive officer at or within two years before the time of filing, giving rise to this footnote:
     The Company filed a 'pre-packaged' plan of reorganization under the Federal bankruptcy laws on November 8, 1994 to facilitate the sale of the assets of its subsidiary, Criterion Coal Company, a portion of the proceeds of the sale of which were to be used to repay maturing long-term debt. The Company's plan of reorganization was confirmed on December 16, 1994. Mr. Hutchinson was an executive officer of the Company within two years before the time of the filing. Mr. Seglem held the executive offices indicated at and within two years before the time of the filing, and upon the Company's emergence from bankruptcy on December 22, 1994.

(3) In light of the retirement of three members of the Board of Directors as of the date of the Annual Meeting of Shareholders in 1996, the Board has determined that, in order to preserve continuity on the Board, and in order to provide an orderly transition for new directors, it is in the best interests of the Company to waive its previously adopted policy with respect to retirement of Directors in the case of Mr. Klaus and ask Mr. Klaus to stand for reelection despite the fact that he has attained age 70. Mr. Klaus has agreed to do so. The Board and Mr. Klaus will consider this subject annually hereafter.

(4) As noted under 'Election of Two Directors by Preferred Shareholders,' the Company intends to hold a special meeting of the preferred shareholders this year for the purpose of electing the two directors to which they are entitled under the 'Preferred Shareholder Agreement' because the Company is in arrears on six preferred dividends. The Company intends to nominate Mr. Sight for one of these positions. Mr. Sight is currently serving on the Board pursuant to an appointment that was made with the interests of the preferred shareholders in mind, and under an agreement which requires him to resign from his current position at the time such special election is held.

(5) Mr. Sight and Mr. Ostrander were appointed to the Committee of Independent Directors in February, 1996.

INFORMATION ABOUT THE BOARD AND COMMITTEES

     The Board of Directors held 11 meetings during 1995. Each director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings held by all committees on which he served during the time he was in office.

     The Audit Committee of the Board of Directors, composed of Messrs. Tuttle (Chairman), Klaus and Leisenring, met three times during 1995. This Committee, which reports to the Board of Directors, reviews the adequacy of the Company's internal accounting controls and oversees the implementation of management recommendations. It also reviews with the Company's independent auditors the audit plan for the Company, the internal accounting controls, financial statements and management letter. It also recommends to the Board the selection of independent auditors for the Company.

     The Compensation and Benefits Committee of the Board of Directors, composed of Messrs. Halsey (Chairman), Klaus and Black, met five times during 1995. This Committee reviews the Company's and its subsidiaries' employee benefit programs and management compensation and it reports its recommendations to the Board of Directors.

     The Executive Committee of the Board of Directors, composed of Messrs. Leisenring (Chairman), Hutchinson, Tuttle, Klaus, Black and Seglem did not meet during 1995.

     The Committee of Independent Directors, composed of Messrs. Tuttle (Chairman), Halsey and Klaus during this period, met twice during 1995. This Committee is composed of directors who are not and have never been officers or employees of the Company or of Penn Virginia Corporation (see 'Transactions with Other Companies' below). It reviews matters involving transactions or issues between the Company and Penn Virginia Corporation, to determine that the terms and conditions of settlement are fair and reasonable to the Company and no less favorable than if negotiated with an unaffiliated company.

     The Board of Directors does not have a standing nominating committee.

ELECTION OF TWO DIRECTORS BY PREFERRED STOCKHOLDERS

     The Company intends to hold a special meeting of the preferred shareholders this year for the purpose of electing the two directors to which they are entitled under the 'Preferred Shareholder Agreement' because the Company is in arrears on six preferred dividends. The Company intends to nominate Mr. Sight for one of these positions. Mr. Sight is currently serving on the Board pursuant to an appointment that was made with the interests of the preferred shareholders in mind, and under an agreement which requires him to resign from his current position at the time such special election is held.

EXECUTIVE COMPENSATION

     The following table sets forth information for 1995, 1994, and 1993 as to the person who held the position of Chief Executive Officer during 1995 and the other five most highly compensated executive officers at the end of 1995, whose total salary and bonus for 1995 exceeded $100,000.

                         SUMMARY COMPENSATION TABLE (3)


                                                                                   LONG TERM COMPENSATION
                                                                                 --------------------------
                                                   ANNUAL COMPENSATION                     AWARDS
                                           ------------------------------------  --------------------------
                                                                       OTHER      RESTRICTED       STOCK         ALL
                                                                       ANNUAL         STOCK        OPTIONS       OTHER
           NAME AND                                                    COMPEN-    AWARD(S) (5)    (#COMMON      COMPEN-
     PRINCIPAL POSITIONS          YEAR       SALARY       BONUS (1)    SATION          ($)         SHARES)      SATION (2)
- --------------------------------------------------------------------------------------------------------------------------
Christopher K. Seglem,               1995     290,004(4)    162,402          0                      75,000       99,973
Chief Executive Officer and          1994     290,004(4)    203,003          0                      16,000       12,295
President                            1993     270,504       175,621          0                      52,000       12,792

Ronald W. Stucki,                    1995     180,011(4)     86,405          0                      20,000       38,293
Senior Vice President-               1994     180,011(4)    108,006          0                      13,000        3,859
Operations                           1993     162,124        93,438      1,532                      12,000        3,712

Theodore E. Worcester,               1995     156,208(1)     74,980          0                      20,000       40,476
Senior Vice President of Law         1994     156,208(1)     93,725          0                      13,000        3,784
and Administration and General       1993     143,568        81,083          0                      12,000        3,385
Counsel

Matthew S. Sakurada,                 1995     161,164      77,322            0                           0        3,750
President of Westmoreland            1994     150,762      93,725            0                      13,000        3,633
Energy, Inc.                         1993     116,065      44,800            0                           0        2,649

R. Page Henley,                      1995     156,169      74,961            0        12,731             0        5,195
President, Westmoreland              1994     156,169      31,234            0                       3,500        3,769
Coal Sales Company, Inc.             1993     156,169           0            0                           0       16,636

Robert J. Jaeger,                    1995      84,175(6)     38,016          0                      20,000        4,206
Vice President of Finance,           1994      -N/A-        -N/A-        -N/A-                      -N/A-         -N/A-
Treasurer and Controller             1993      -N/A-        -N/A-        -N/A-                      -N/A-         -N/A-

(1) The amounts presented in the bonus column for 1995 represent total bonuses earned for 1995 based on accomplishment of strategic objectives. Of the total amount for each individual, 50 percent was paid in the first quarter of 1996. Payment of the remaining 50 percent will be deferred until the earliest to occur of (a) such year in which the Company has a positive cash flow from operations or (b) upon sale, merger or liquidation of the Company, provided that the individual is employed by the Company at the time the 50 percent would be paid, or if not employed, such employment was terminated by reason other than voluntary resignation (which would include a decision to not accept relocation of employment), or other than for discharge due to gross or willful misconduct.

(2) All Other Compensation for the named executive officers in 1995 consisted of directors' fees, Company contributions to the 401(k) salary savings plan (the 'Plan') for the four Plan quarters ending November 30, 1995, one month's salary for relocation, moving expenses and reimbursement for temporary living costs as set forth in the following. Mr. Seglem received directors' fees of $7,150.

     Amounts contributed to the Plan during 1995 on behalf of the named executives included: Mr. Seglem-$3,750, Mr. Stucki-$3,750, Mr. Worcester-$3,750, Mr. Henley-$3,750, Mr. Sakurada-$3,750 and Mr. Jaeger-$519. The one month's salary paid to relocating employees is a company policy and included amounts for the following named executives: Mr. Seglem-$24,167, Mr. Stucki- $15,001 and Mr. Worcester- $13,017. Amounts paid for moving and related expenditures on behalf of the named executives included: Mr. Seglem-$64,906, Mr. Stucki- $19,542, Mr. Worcester- $23,709 and Mr. Henley-$1,445. Also, Mr. Jaeger was reimbursed $3,687 principally for temporary living costs.

(3) The Company has an Executive Severance Policy, amended with the consent of the participants, which covers certain of the executive officers named above, and provides that in the event of termination of such person's employment with the Company or its subsidiaries for reasons set forth in the Policy, or from a change-in-control of the Company, as defined in the Policy, such executive officer will be entitled to a severance award. This award shall include an amount equal to twice the executive officer's annual average cash compensation, defined as the greater of the annualized base salary at the time of severance plus the amount of bonus awarded (including amount deferred) in that year or the annual average of the executive officer's most recent five calendar years of base salary and bonus awarded (including amount deferred), including the year of termination. The severance award will be paid in approximately equal monthly installments over a period of 24 months following the date of termination, unless the executive officer elects to receive the present value of his total severance, including the present value of executive benefits, in a lump sum cash distribution at the time of termination.

(4) Salary increases were not granted to Messrs. Seglem, Stucki, Worcester or Henley in 1994 or 1995. The larger amounts reflected for Messrs. Seglem, Stucki and Worcester for 1994 as compared to 1993 are due to their increases in 1993 being in effect for only part of 1993, but for all of 1994.

(5) Mr. Henley was granted 5,000 shares of restricted stock under the Westmoreland Coal Company 1995 Long-Term Incentive Stock Plan. These shares are valued in the Table at the closing price of the Company's common stock on the date of grant (12/5/95). These shares will cease to be restricted if Mr. Henley remains an employee of the Company until January 1, 1997. Neither the grant of the restricted stock nor his vesting in the stock will require any consideration to be paid by Mr. Henley.

(6)  Mr. Jaeger was hired April 17, 1995.

     The following table represents information regarding options to purchase common shares granted to the named executive officers in 1995:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

- -----------------------------------------------------------------------------------------------------------------
                                               INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE VALUE
- -----------------------------------------------------------------------------------------------------------------
                          NUMBER OF      PERCENT OF TOTAL   EXERCISE OR  EXPIRATION
                          SECURITIES     OPTIONS GRANTED    BASE PRICE   DATE          GRANT DATE PRESENT VALUE*
          NAME            UNDERLYING     TO EMPLOYEES IN    PER SHARE
                          OPTIONS        FISCAL YEAR
                          GRANTED
- -----------------------------------------------------------------------------------------------------------------
Christopher K. Seglem      75,000        28.6%               $2.625      12/5/2003     $117,750
Ronald W. Stucki           20,000         7.6%               $2.625      12/5/2003     $ 31,400
Theodore E. Worcester      20,000         7.6%               $2.625      12/5/2003     $ 31,400
Robert J. Jaeger           20,000         7.6%               $2.625      12/5/2003     $ 31,400

* This calculation was made using the Black--Scholes option pricing model. The model assumes: (a) an option term of 10 years, which represents the length of time between the grant date of options under the Company's 1995 incentive stock option plans and the expiration date of the options; (b) an interest rate that represents the zero-coupon Government Bond yield available on the grant date and maturing at the end of the option term; (c) stock volatility based on monthly closing market prices for December 1992 through December 1995; and (d) a dividend yield which represents the quarterly dividends paid divided by the quarterly closing market prices, annualized for the 12 quarters from December 1992 through December 1995.

     The following table presents information regarding the number of unexercised options to purchase common shares and the number of unexercised stock appreciation rights at December 31, 1995:

 AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUES

- -----------------------------------------------------------------------------------------------------------------
                                  NUMBER OF                         VALUE OF UNEXERCISED
                                  SECURITIES UNDERLYING             IN-THE-MONEY
           NAME                   UNEXERCISED OPTIONS AT            OPTIONS AT
                                  DECEMBER 31, 1995                 DECEMBER 31, 1995
                             EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
- -----------------------------------------------------------------------------------------------------------------
Christopher K. Seglem        77,197          117,000            -0-            -0-
Ronald W. Stucki             26,000           39,000            -0-            -0-
Theodore E. Worcester        26,000           39,000            -0-            -0-
Matthew S. Sakurada           3,371           26,000            -0-            -0-
R. Page Henley               26,046            3,500            -0-            -0-
Robert J. Jaeger              -0-             20,000            -0-            -0-

     No member of the named executive officer group exercised any options during 1995, or held any unexercised SARs as of December 31, 1995.

RETIREMENT PLAN

     The Company sponsors a Retirement Plan (the 'Plan') for eligible employees of the Company and its subsidiaries to which employees make no contributions. All employees whose terms and conditions of employment are not subject to collective bargaining and who work 1,000 or more hours per year are eligible for participation in the Plan. Eligible employees become fully vested after five years of service, or in any event, upon attaining age 65.

     In general, the Plan provides for payment of annual retirement benefits to eligible employees equal to 1.2% of any employee's average annual salaried compensation (over the sixty most highly compensated consecutive months of employment) plus .5% of such average annual compensation in excess of the employee's pay used to determine Social Security retirement benefits ('covered compensation') for each year of service to a maximum of 30 years. The plan also provides for disability benefits and for reduced benefits upon retirement prior to the normal retirement age of 65.

     No amounts are included in the salary compensation column of the Summary Compensation Table above in respect of Plan contributions by the Company and its subsidiaries because the Plan is a qualified defined benefit plan. Based on the most recent actuarial valuation, dated December 1, 1994, no contribution is required or permitted to this Plan for 1995, due to the full funding limitations imposed under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'). The basis upon which benefits are computed is a straight-life annuity; payments are available in other forms on an actuarially reduced basis equivalent to a straight-life annuity. Benefit amounts set forth in the table below are not subject to any deduction for Social Security benefits or other offset amounts.

     The following table shows estimated annual retirement benefits, which are representative of an employee currently age 65 whose salary remained unchanged during his or her last five years of employment and whose benefit will be paid for the life of the employee:

                                  ANNUAL BENEFIT FOR YEARS OF
               COMPENSATION            SERVICE CREDITED
- ------------------------------------------------------------------------------
                                  10         20      30 OR MORE
                               ---------  ---------  -----------
                  $25,000      $   3,000  $   6,000   $   9,000
                   50,000          7,204     14,408      21,612
                  100,000         15,704     31,408      47,112
                  150,000         24,204     48,408      72,612
                  200,000         32,704     65,408      98,112
                  250,000         41,204     82,408     123,612
                  300,000         49,704     99,408     149,112

     Years of service credited under the Plan for the following individuals are:
Mr. Seglem-15 years, Mr. Stucki-15 years, Mr. Worcester-5 years and Mr. Sakurada-17 years, Mr. Henley-12 years, Mr. Jaeger-0 years.

     The current compensation covered by the Plan for any named executive officer in the Summary Compensation Table is that amount reported in the Salary column, subject to limitations imposed by the Internal Revenue Code.

     The annual benefit presented in the above table reflects the inclusion of a Supplemental Executive Retirement Plan (the 'SERP'), established by the Company, effective January 1, 1992, which currently covers all the executive officers named above. Senior management and certain other key individuals shall be eligible to participate in the SERP.

     To become vested in the SERP, a participant must attain age 55 and generally complete 10 years of service. The SERP is a non-qualified plan which supplements the Retirement Plan by not being limited by the Internal Revenue Code requirements on annual compensation that may be considered in determining a participant's annual benefit and the amount of annual benefit payable to the participant. Bonus amounts are included in a participant's compensation under the SERP, although excluded under the Retirement Plan. Benefits are payable out of the Company's general assets, and shall commence and be payable at the same time and in the same form as the Retirement Plan.

COMPENSATION OF DIRECTORS

     Throughout 1995 the attendance fee for the Chairman of the Board of Directors was $1,300, for each committee chairman was $750 and for each director attending a Board or committee meeting was $650. The attendance fees paid to Mr. Seglem are included in the All Other Compensation column of the Summary Compensation Table.

     Throughout 1995, the annual retainer fee to each outside director was $15,000, of which $9,000 was paid in cash, and the $6,000 remaining could be used to purchase stock of the Company, or at the director's election could also be paid in cash.

     Mr. Hutchinson retired as an employee of the Company as of December 31, 1993. For the period January 1, 1994 to the Annual Meeting of Shareholders in 1996, he has agreed to provide consulting services to the Board of Directors as it may request, for which he will receive $1,250 per month. Such services may include advice with respect to matters of corporate strategy and shareholder relationships. Mr. Hutchinson is also receiving benefit payments from the Company's SERP (see discussion under Retirement Plan, supra).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Messrs. Halsey, Klaus and Black served on the Compensation and Benefits Committee during 1995. Mr. Black, who is not standing for reelection, is Chairman of the Board and Chief Executive Officer of Penn Virginia Corporation. See discussion under 'Transactions with Other Companies,' following. There were no other compensation committee interlocks or insider participation in compensation decisions affecting executive officers.

     No member of this Committee was an officer or employee of the Company. No executive officer of the Company served either as a member of the compensation committee or as a director of a company, one of whose executive officers served on the Company's Compensation and Benefits Committee, or as a member of the compensation committee of a company, one of whose executive officers served as a Director of the Company.

COMPENSATION & BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In determining the compensation for the Company's Chief Executive Officer for the year ended December 31, 1995, the Compensation & Benefits Committee considered quantitative, qualitative and comparative factors.

     Quantitative factors considered included (i) the substantial progress in implementing the plan to dispose of underperforming and non-core assets, most significantly, the sale of the Duke Power Contract, the sale of Cleancoal Terminal and elimination of the Bonny Note Guarantee, and the completion of the Hampton Division sale, (ii) idling the Virginia Division, thus eliminating substantial cash losses while avoiding triggering of withdrawal liabilities,
(iii) implementation of an early retirement plan saving corporate cash in the downsizing and relocation of the Philadelphia office and the idling of the Virginia Division, (iv) significant accomplishment at Westmoreland Resources including obtaining a contract with Otter Tail Power, settling a tax issue with the State of Montana, and closing the Billings office and relocating functions to the mine site and to the corporate headquarters resulting in additional cash savings, (v) formation and implementation of long-term Virginia operating plan,
(vi) final funding and commercial operation of the ROVA II independent power project, (vii) completion of the Corona acquisition, and (viii) reducing other overhead costs for items such as insurance, corporate office expense, and corporate headquarters staff.

     The qualitative factors considered included uncontrollable factors affecting the Company's performance, the Chief Executive Officer's knowledge of and experience with the Company's business operations, his leadership qualities affecting the Company's relationships with shareholders, consultants, advisors, customers, suppliers, employees, collective bargaining organizations and the communities within which the Company has operations, his overall management abilities, initiatives and planning for the future and his extraordinary efforts put forth by means of diligence, hard work and exceptionally long hours.

     Comparative factors considered were compensation paid to chief executive officers of comparably sized companies, and particularly of those of companies in the coal and independent power industries and work-out situations.

     With respect to the other named executive officers, the Committee considered the quantitative and comparative factors mentioned above, as well as the evaluations by Mr. Seglem of the officers' performances including the fact that the corporate headquarters is performing the same functions as it has in previous years with a substantial reduction in personnel.

     These factors were considered for purposes of determination of base salary and bonus. No base salary increases were granted to Messrs. Seglem, Stucki, Worcester or Henley in 1995 due to the Company's financial and operational positions, and the need to conserve cash during the year. Mr. Sakurada's salary was increased during 1995 to reflect the comparative compensation paid to persons in similar positions in the independent power industry who were performing the functions undertaken by Westmoreland Energy, Inc. at the time.

     The Company has a program designed to compensate management for performance and results and to place a substantial portion of the total compensation package 'at risk.' The bonus program recognizes the critical and difficult circumstances within which the company is currently operating, thereby requiring performance and results to be evaluated more on strategic, rather than financial, criteria. Retention of key management personnel during this difficult period is a major factor of this bonus program. The current bonus plan defers a substantial portion of the award until the earliest to occur of certain events. (See Summary Compensation Table and footnote 1 thereto, supra.) No part of these bonuses is paid, if at all, sooner than the calendar year following the year of performance, and total bonuses awarded are included in compensation tables for the year earned. Bonuses were awarded in 1996 for 1995 performance to Mr. Seglem (who under the program was eligible for a bonus of up to 70 percent of his base pay) and to other named executive officers (who were eligible for bonuses of up to 60 percent of their base pay). The award of bonuses for 1995 took into account that bonuses had not been awarded for 1992 and that a substantial amount of the bonuses awarded for 1994 remains 'at risk.' Of total bonuses awarded for 1994, only 35 percent was paid in 1995, and payment of the remaining 65 percent deferred. Of total bonuses awarded for 1995, 50 percent was paid and the remaining 50 percent deferred.

     The Committee believes that stock options are an important feature of executive compensation. Stock option awards made to executive officers are designed to align the interests of management more closely with those of the shareholders of the Company by increasing stock ownership by management. The value of the stock options is directly tied to the value of a share of the Company's common stock. On December 5, 1995, the Committee awarded options to Mr. Seglem to acquire 75,000 shares of the Company's common stock, and to each of Messrs. Stucki, Worcester and Jaeger, it awarded options to acquire 20,000 shares of common stock, an aggregate of 135,000 options. In addition, Mr. Henley was awarded 5,000 shares of restricted stock. The option exercise price for the options granted on December 5, 1995 was $2.625, and represented the closing price of the Company common stock on the New York Stock Exchange as of the close of business on the day the options were granted, requiring an increase in common stock value before any value would be created by the options.

     The Committee presently intends to award the balance of the shares in the 1995 Long-Term Incentive Stock Plan (representing 90,000 remaining shares) in late 1996 and to propose another long term incentive plan to the shareholders in 1997.

     The Committee believes that the combination of bonuses and grants of stock options is necessary to attract and retain senior management of the caliber to best serve the Company.

                                                   Brenton S. Halsey, Chairman
                                                   William R. Klaus
                                                   Lennox K. Black

PERFORMANCE GRAPH

     The following Performance Graph compares the cumulative total shareholder return on the Company's common stock for the five-year period December 31, 1989 through December 31, 1994 with the cumulative total return over the same period of the Standard & Poor's 500 Stock Index and the companies comprising the Dow Jones Coal Index.

                               PERFORMANCE GRAPH

[In the printed version, a line chart appears here, depicting the following information:]

Month/         Westmoreland                      Dow Jones
 Year          Coal Company        S&P 500         Coal
- ------         --------------      -------    --------------

12/90              100                100            100
12/91               99                130            100
12/92               56                140             90
12/93               26                155            132
12/94               34                157            130
12/95               13                215            137


*$100 invested on 12/31/90 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.



NOTE: The companies comprising the DJ COAL INDEX were Pittston Minerals Group, Penn Virginia Corporation, Addington Resources, Zeigler Coal Holding Company and Cyprus AMAX Minerals.

TRANSACTIONS WITH OTHER COMPANIES

     The Company leases coal reserves and land on which the Company has built coal preparation plants and other structures from Penn Virginia Resources Corporation ('PVRC'), a wholly-owned subsidiary of Penn Virginia Corporation, of which Mr. Black (who will serve on the Company's Board until the annual meeting in 1996) is Chairman of the Board and Chief Executive Officer. During 1995 the Company paid royalties under these leases in the amount of $5,325,000. The Company believes that at the time the leases of coal reserves and land were entered into with PVRC, and when certain of their terms were renegotiated, pursuant to the provisions thereof, the leases were on terms fair and reasonable to the Company and no less favorable to the Company than if the leases were from unaffiliated companies.

     In January 1995, the Company released its rights in certain coal reserves in West Virginia to an indirect subsidiary of Penn Virginia Corporation (and assignee of PVRC) in exchange for $3 million of cash and a guarantee by Penn Virginia Corporation of certain environmental reclamation and remediation obligations of a third party to whom the Company, in a related transaction, had sold operating assets of its Hampton, West Virginia, Division, on terms considered fair and reasonable to the Company and no less favorable than if negotiated with an unaffiliated company.

     Pursuant to an agreement dated as of July 9, 1992 by and among the Company, Penn Virginia Corporation and Penn Virginia Equities Corporation ('Equities'), Equities was granted certain registration rights with respect to the 1,754,411 shares of the Company's common stock which it owns. The right to demand such registration was to expire on July 9, 1995. Equities did by letter dated March 13, 1995 make written request to the Company for registration of such shares with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933. By agreement dated June 29, 1995, Equities withdrew this demand in exchange for an extension of the termination of such demand registration right to the earlier of 90 days after the date upon which the Company's 1995 Annual Report on Form 10-K is filed (which report was filed on April 15, 1996) or September 29, 1996, and Equities agreed not deliver another demand notice prior to the earlier of May 31, 1996, or the date such Annual Report on Form 10-K was filed.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission in fiscal 1995 were timely filed, except a Form 4 was late in filing to report the disposal of 2,000 shares of Common Stock by Mr. Leisenring's wife.

                       1996 DIRECTORS' STOCK OPTION PLAN

     The Board of Directors proposes the Westmoreland Coal Company 1996 Directors' Stock Option Plan (the 'Plan'), and intends to adopt the Plan immediately after the June 12, 1996 Annual Meeting if the Plan is approved by the Shareholders at that meeting. The Board of Directors believes that the Plan will enable the Company to attract and retain qualified Directors and to align the interests of those Directors with the Company's shareholders.

     The Plan provides for the grant of non-qualified stock options ('NQSOs') to Directors. Options give the Directors the right to purchase from the Company a specified number of shares of the Company's common stock for a specified price during a specified period.

     Under the Plan awards will be granted by the Board of Directors on an annual basis. The total number of shares of the Company's common stock reserved and available for awards under the Plan will be 350,000. The Board intends to grant options as follows: Options representing 20,000 shares will be granted at the close of business on the day after the 1996 annual meeting to each Director elected at that meeting. Options representing 20,000 shares will be granted to each new Director as of the close of business on the first business day after a Director is first elected or appointed to the Board of Directors. Options representing 10,000 shares will be granted to each Director on the first business day after the Annual Meeting of Shareholders in 1997 and each annual meeting thereafter, unless a Director has been elected or appointed to the Board of Directors for the first time at that meeting and is therefore eligible for options representing 20,000 shares as provided herein.

     Awards under the plan will be deemed a portion of the consideration paid to Directors for their services. In the event the Board determines that a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction may affect the rights of participants, the Board may adjust the awards outstanding, or to be granted, and the conditions thereof.

     The Plan may be amended by the Board of Directors but any amendment that would (i) materially increase the aggregate number of shares that may be issued under the Plan, except for adjustments as set forth in the preceding paragraph,
(ii) materially modify the requirements for eligibility to participate in the Plan, or (iii) materially increase the benefits accruing to participants, would require shareholder approval.

     Furthermore, any amendment, alteration, suspension, discontinuance or termination of the Plan which would impair the rights of any participant to whom an award has been granted will require the consent of the participant.

     NQSOs granted under the Plan will have an exercise price of the fair market value of a common share on the date of grant of such option. NQSOs shall expire not later than 10 years after the date of grant.

     Options granted pursuant to this plan shall vest 25% per year over a four year period, so that 25% vest after the first year, another 25% after the second year, another 25% after the third year and the final 25% after the fourth year. Options granted during a director's period of active service shall continue to vest pursuant to this schedule after a director leaves the Board due to reaching retirement age.

     Awards granted under the Plan are not transferable except by will or by the laws of descent and distribution, and during the life of the participant are exercisable only by him, or his guardian or legal representative.

     In the event of a change of control of the Company, any option that was not previously exercisable and vested will become fully exercisable and vested.

     The Board has full and final authority to administer the Plan, including but not limited to (i) determining the form of award agreement, which need not be identical for each person, (ii) correcting any defect or supplying any omission or reconciling any inconsistency in the Plan and construing and interpreting the Plan and any award, rules and regulations, award agreement or other instrument thereunder, and (iii) making all other decisions and determinations required under the Plan or as it may deem necessary or advisable.

     No awards have been granted under the Plan, and there is no intention to grant such awards until the Plan has been approved by the shareholders. At that time options will be awarded as provided above.

     Within a reasonable time after approval of the Plan by the shareholders, it is the intention to register the 350,000 shares of common stock issuable under the plan, pursuant to the Securities Act of 1933, as amended.

     The Company has been advised by counsel that under present federal tax laws, the federal income tax consequences of NQSOs are as follows:

     A participant recognizes no income and the Company receives no deduction upon the grant of an NQSO. Upon exercise of an NQSO, a participant must include as ordinary income the excess of the fair market value of the stock on the date of exercise over the exercise price, and the Company will receive a deduction at the same time and in the same amount. The Company will be required to withhold federal income taxes and other taxes. The holding period for capital gain or loss treatment will begin to run at that time. The gain or loss will be measured by the difference between the sale price and the fair market value of the shares on the date of exercise, and if such shares have been held for more than one year (under current law), the participant will be entitled to long-term capital gain treatment.

     The value of a share of the Company's common stock, as defined in the Plan, was $3.125 on April 17, 1996.

     The Plan will terminate on June 12, 2006, unless sooner terminated by the Board.

     The Board of Directors recommends that the shareholders vote FOR the adoption of the 1996 Directors' Stock Option Plan.

                               NEW PLAN BENEFITS
                     1996 DIRECTORS' STOCK OPTION PLAN (1)

- --------------------------------------------------------------------------------------------------------------
                            NAME AND POSITION                              DOLLAR VALUE ($)   NUMBER OF UNITS
- --------------------------------------------------------------------------------------------------------------
Christopher K. Seglem, CEO (2)                                                 37,368(3)           20,000
Executive Group                                                                   N/A                 N/A
Non-Executive Director Group                                                  186,843(3)          100,000
Non-Executive Officer Employee Group                                              N/A                 N/A

(1) The benefits presented in this table assume that the Plan is approved at the Annual Meeting of Shareholders, that the Directors nominated elsewhere in this proxy are elected, and that the Plan is adopted by the newly elected Board and options are granted as described in the foregoing summary.

(2)  Mr. Seglem will receive these options in his capacity as a Director.

(3) The value of these options has been calculated using the Black-Scholes option pricing model and the same assumptions as those stated in the footnote to the 'Option/SAR Grants in Last Fiscal Year' table on page 12 of this proxy except that the closing price as of April 17, 1996 ($3.125 per share) was used.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     KPMG Peat Marwick were the Company's independent auditors for the year 1995. A representative of that firm will be present at the annual meeting and will have the opportunity to make a statement, if he desires to do so, and to respond to appropriate questions from the shareholders.

                             SHAREHOLDER PROPOSALS

     Any proposal submitted by shareholders for inclusion in the Company's proxy statement and proxy for the 1997 annual meeting of shareholders of the Company must be received by the Company at its principal executive offices no later than December 27, 1996 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

                                *      *      *

UPON THE WRITTEN REQUEST OF ANY PERSON WHO ON THE RECORD DATE WAS A RECORD OWNER OF COMPANY STOCK, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE A BENEFICIAL OWNER OF SUCH STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY WILL SEND SUCH PERSON, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR THIS REPORT SHOULD BE DIRECTED TO ROBERT J. JAEGER, SENIOR VICE PRESIDENT OF FINANCE, TREASURER AND CONTROLLER, WESTMORELAND COAL COMPANY, 14TH FLOOR--HOLLY SUGAR BUILDING, 2 NORTH CASCADE AVENUE, COLORADO SPRINGS, COLORADO 80903.

                                 OTHER BUSINESS

     The Board of Directors has no present intention of bringing any other business before the meeting and has not been informed of any other matters that are to be presented to the meeting. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy will vote in accordance with their best judgment.

     By order of the Board of Directors.

                                              Theodore E. Worcester
                                              Corporate Secretary

PROXY

WESTMORELAND COAL COMPANY
Proxy Solicited on Behalf of the Board of Directors
Annual Meeting--June 12, 1996

     The undersigned hereby constitutes and appoints Pemberton Hutchinson, Christopher K. Seglem, and Theodore E. Worcester and each of them, as true and lawful agents and proxies with power of substitution, to represent the undersigned and to vote all shares of stock held by the undersigned at the annual meeting of shareholders to be held at the Antlers Doubletree Hotel, Colorado Springs, CO on Wednesday, June 12, 1996 at 10:00 A.M. (Mountain Daylight Time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.

Election of Directors, Nominees:

Pemberton Hutchinson, William R. Klaus, Thomas W. Ostrander,
Edwin E. Tuttle, James W. Sight and Christopher K. Seglem

     This card also serves to instruct Mellon Bank, N.A., Trustee of the Westmoreland Coal Company and Affiliated Companies Employees Savings/Retirement Plan how to vote shares held by the Trustee for any stockholders or employees participating in the Plan. The Trustee has been authorized in its discretion to exercise voting rights for shares held in the Plan if no written instructions are received. Written voting instructions must be received by the Trustee by June 1, 1996. Voting instructions received by the Trustee will be kept confidential.

                                                                SEE REVERSE SIDE

                              FOLD AND DETACH HERE


                                     [LOGO]



                           WESTMORELAND COAL COMPANY
                      1996 ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 12, 1996
                                   10:00 A.M.

                          THE ANTLERS DOUBLETREE HOTEL
                            4 SOUTH CASCADE AAVENUE
                           COLORADO SPRINGS, COLORADO

                See reverse side for directions to the meeting.

     /X/ Please mark your
         votes as in this
         example.
This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors, and FOR proposal 2.


                  The Board of Directors recommends a vote FOR

                FOR    WITHHELD                         FOR   AGAINST   ABSTAIN
1. Election of                   2. Proposal to
   Directors                        approve adoption
   (see reverse                     of 1996 Directors'
                                    Stock Option Plan
                  / /    / /                              / /   / /      / /

For, except vote withheld from the following nominee(s):


_________________________________________________________


Special
Action
                   (For Multiple-Account Holders Only)
                   Discontinue Annual Report
                   Mailing for This Account                      / /

                   Will Attend Annual Meeting                    / /


RECEIPT OF THE 1995 ANNUAL REPORT
AND NOTICE OF MEETING AND PROXY
STATEMENT DATED APRIL 26, 1996 ARE
HEREBY ACKNOWLEDGED.


SIGNATURE(S)____________________DATE___________, 1996

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

                              FOLD AND DETACH HERE

                    DIRECTIONS TO WESTMORELAND COAL COMPANY
                                 ANNUAL MEETING


[In the printed version, a map appears here, depicting the directions to Westmoreland Coal Company]

From Denver, take Interstate I-25 South to Exit #143, Bijou Street. Turn left
(east) and follow the traffic pattern to Cascade Avenue. Turn right (south) on Cascade Avenue. Go one block and turn right onto Pikes Peak Avenue. An underground pay parking entrance is on the left. A second parking entrance is at the rear of the Norwest Bank building. Handicapped parking is available.

Separate elevators for the Holly Sugar Building and the Antlers Doubletree Hotel are marked in the parking deck.

A guest registration and "drop-off" area is located in front of the Antlers Doubletree Hotel. Entrance to the hotel driveway is from Cascade Avenue, and is noted on the map in grey.